Exhibit 21.1

List of Subsidiaries

Innocoll, Inc., a Delaware corporation

Innocoll Pharmaceuticals Ltd., an Irish private limited company

Syntacoll GmbH, a German limited liability company (wholly-owned subsidiary of Innocoll Pharmaceuticals Ltd.)